EXHIBIT 3.17
CERTIFICATE OF INCORPORATION
OF
H-C PLASTICS, INC.
     FIRST. Ins name of this corporation shall be: H-C PLASTICS, INC.
     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centro Road, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.
THIRD. The purpose or purposes of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
     One Hundred (100) shares of the par value of One Hundred Dollars ($100.00) each, amounting to Ten Thousand Dollars (810,000.00).
     FIFTH. The name, and address of the incorporator is as follows:
Jane S. Krayei Corporation Service Company 1013 Centre Road Wilmington, DE 19805
     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.
     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s 1,11, of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 374 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived and improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eleventh day of December, A.D. 1987.

/s/ Jane S. Krayer
Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
H-C PLASTICS, INC.
     We, R. T. Matey, Vice President, and D. A. Yura, Assistant Secretary, of H-C Plastics, Inc., a corporation duly organized and existing under the laws of the State of Delaware, do heresy certify:
     1. The By-Laws of said company authorize the directors to adopt a resolution amending the Certificate of Incorporation by unanimous written consent without a meeting, and under said authorization, the directors adopted a resolution amending the Certificate of Incorporation, as follows:
     RESOLVED, that Article FIRST of the Certificate of Incorporation of the company which reads as follows:
     “The name of the corporation is H-C Plastics, Inc.”
be and it is hereby amended to read in its entirety as follows: The name of the corporation is H-C Industries, Inc.
     2. Pursuant to the By-laws of said company, the foregoing resolution of the Board of Directors was thereupon approved and adopted by a written consent of the holders of one hundred (100) shares, being the total number of issued and outstanding shares of said company.
     3. The a2oresaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     4. IN WITNESS WHEREOF, we have hereunto set our hands on this 20th day of January, 1988.

/s/ R.T. Matey
Vice President

/s/ D. A. Yura
Assistant Secretary’

COMMONWEALTH OF PENNSYLVANIA )
)
COUNTY OF ALLEGHENY )
     R. T. Matey and D. A. Yura being first duly and severally sworn, each for himself, deposes and says: That they are respectively Vice President and Assistant Secretary of H-C Plastics, Inc. and that the matters set forth in the foregoing certificate are, in all respects, true and correct of their own knowledge.
Subscribed and sworn to
before me this 20th day of
January, 1988
Notary Public

/s/ Donnie C. Reed

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
H-C Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
     RESOLVED, that the Certificate of Incorporation of H-C Industries, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is Alcoa Closures Systems International, Inc “
SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of-the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 226 of the General Corporation Law of the State of Delaware
IN WITNESS WHEREOF, said H-C Industries has caused this certificate to be signed by William G. Nichols, its Vice President, this 27th day of June, 1995.

H-C INDUSTRIES, INC.
By:	/s/ William G. Nichols Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALCOA CLOSURE SYSTEMS INTERNATIONAL, INC.
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
     Alcoa Closure Systems International, Inc. (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:
          That in lieu of a meeting and vote of the Board of the Corporation (the “Board”), the Board has, by unanimous written consent dated February 29, 2008, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:
     Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to Closure Systems International Inc.
          That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated February 29, 2008, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation. That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law
IN WITNESS WHEREOF, the undersigned, being a duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law , does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand, this 29th day of February, 2008.

/s/ Helen D. Golding
Secretary

5